UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 21, 2007
Asia Global Holdings Corp.
(Exact name of Registrant as specified in its charter)

NEVADA	333-64804	75-3026459
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

1601-1604 CRE Centre 889 Cheung Sha Wan Road Kowloon, Hong Kong (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 213-243-1503

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2006, the Company filed a Certificate of Designation with the Secretary of State of Nevada creating a new class of stock, designated as Series A Convertible Preferred Stock (“Series A”). The designated amount of Series A is 500,000 shares (“Series A Shares”) at a par value of $0.001. The Series A Shares are convertible at a ratio of 200:1 and is non-dilutible or reversible.

On September 21, 2007, the Company filed an Amended Certificate of Designation with the Secretary of State of Nevada amending “Voting Rights” to include the following language:

“…(i) the Series A Preferred Stock will have a one vote per share on an as-if converted basis and shall vote with the Common Stock…”

A copy of the Certificate of Designation is attached to this filing.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amended Certificate of Designation dated September 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL HOLDINGS CORP.

Dated: October 5, 2007	By:	/s/ Michael Mak
Michael Mak, President